                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         U.S. XPRESS ENTERPRISES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                               [US Xpress Logo]

                           2931 South Market Street
                         Chattanooga, Tennessee 37410


                                 June 25, 1997


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. to be held at 10:00 a.m. Eastern Daylight Time, Wednesday, July 30, 1997, at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee 37402. The matters to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to sign, date and mail the enclosed proxy card promptly in the accompanying postage prepaid envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

Sincerely,

/s/ Patrick E. Quinn
Patrick E. Quinn
Co-Chairman of the Board of Directors


/s/ Max L. Fuller
Max L. Fuller
Co-Chairman of the Board of  Directors

                         U.S. XPRESS ENTERPRISES, INC.
                           2931 South Market Street
                         Chattanooga, Tennessee 37410
                            -----------------------

                   Notice Of Annual Meeting Of Stockholders
                           To Be Held July 30, 1997
                            -----------------------


                                 June 25, 1997


To The Stockholders of U.S. Xpress Enterprises, Inc.:

The Annual Meeting of Stockholders of U.S. Xpress Enterprises, Inc. (the "Company") will be held at 10:00 a.m. Eastern Daylight Time, Wednesday, July 30, 1997 at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee 37402, for the following purposes:

1.  Elect seven Directors for the coming year.
2.  Approve the Company's Employee Stock Purchase Plan.
3. Ratify the appointment of Arthur Andersen LLP as independent public accountants for the 1998 fiscal year; and
4. Transact such other business that may properly come before the meeting or any adjournment thereof.

The close of business on June 6, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

A copy of the U.S. Xpress Enterprises, Inc. Annual Report for the 1997 fiscal year is being mailed to stockholders with this Notice and Proxy Statement.

Whether or not you plan to attend the meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By Order of the Board of Directors,


/s/ Max L. Fuller
Max L. Fuller
Secretary

                         U.S. XPRESS ENTERPRISES, INC.
                           2931 South Market Street
                         Chattanooga, Tennessee 37410


                            -----------------------

                                Proxy Statement

                            -----------------------

This proxy statement is being mailed to stockholders of U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), on or about June 27, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at 10:00 a.m. EDT, Wednesday, July 30, 1997, at the Chattanooga Marriott at the Convention Center, 2 Carter Plaza, Chattanooga, Tennessee 37402.

SOLICITATION OF PROXIES

The Company will bear the cost of solicitation of proxies and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending solicitation material to the beneficial owners of the Company's shares. In addition to soliciting proxies through the mail, proxies may also be solicited by officers and employees of the Company by telephone or otherwise.

Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock") and Class B Common Stock, $.01 par value (the "Class B Common Stock"), is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.
At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

On all matters submitted to a vote of the stockholders at the Annual Meeting or any adjournment(s) thereof, each stockholder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned and each stockholder of Class B Common Stock will be entitled to two votes for each share of Class B Common Stock owned of record at the close of business on June 6, 1997. The Class A Common Stock and Class B Common Stock vote together as a single class.

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted according to the recommendations of the Board of Directors as stated on the proxy.

Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On June 6, 1997, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding and entitled to vote 9,073,674 shares of Class A Common Stock and 3,040,262 shares of Class B Common Stock. The following table sets forth information regarding beneficial ownership of the Company's Class A and Class B Common Stock as of June 6, 1997, except as otherwise noted, with respect to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of either class of common stock, (ii) each director and nominee, (iii) the Co-Chairmen of the Board and the four other most highly compensated executive officers who earned in excess of $100,000 during the 1997 fiscal year and (iv) all directors and executive officers as a group:

---------------------------------------------------------------------------------------------------------------------
                                                                       Amount and Nature of
                                                                       Beneficial Ownership
                                                                      -----------------------
Name of Beneficial Owner                                               Class A       Class B      Percent/(1)(2)(3)/
---------------------------------------------------------------------------------------------------------------------
Max L. Fuller/(4)(6)/                                                 2,800,018     1,520,131                35.7
Patrick E. Quinn/(5)(6)/                                              2,674,539     1,520,131                34.6
J.&W. Seligman and Co., Incorporated/(7)/                             1,449,889             -                12.0
William K. Farris/(1)/                                                   52,021             -                   *
E. William Lusk, Jr. /(1)/                                               47,021             -                   *
James B. Baker/(1)(8)/                                                    5,508             -                   *
A. Alexander Taylor, II/(1)/                                              4,008             -                   *
Thor N. Edman, Jr./(1)/                                                   3,333             -                   *
L. D. Miller, III/(1)(9)/                                                 3,333             -                   *
Ray M. Harlin                                                                 -             -                   -
All Executive Officers and Directors as a Group  (Twelve Persons)     5,613,737     3,040,262                71.4
---------------------------------------------------------------------------------------------------------------------

* Less than 1% of the Class A and Class B Common Stock.

(1) Share amounts include shares issuable pursuant to stock options that are exercisable within 60 days of June 6, 1997 held by the following individuals: Mr. Farris - 15,341 shares, Mr. Lusk - 10,341 shares, Mr. Miller - 3,333 shares, Mr. Edman - 3,333 shares, Mr. Baker - 800 shares and Mr. Taylor - 800 shares.
(2)  Percentage reflects shares of both Class A and Class B Common Stock.
(3) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options held by such beneficial owner are deemed to be outstanding. Such options are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
(4) Does not include 444,916 shares of Class A Common Stock held by the Fuller Family Partnership, as to which shares Mr. Fuller disclaims beneficial ownership.
(5) Does not include 444,916 shares of Class A Common Stock held by the Quinn Family Partnership, as to which shares Mr. Quinn disclaims beneficial ownership.
(6) The principal business address for Messrs. Quinn and Fuller is 2931 South Market Street, Chattanooga, Tennessee 37410.
(7) The principal business address of J. & W. Seligman and Co., Incorporated is 100 Park Avenue, New York, New York 10017. The reported information is based upon the Schedule 13G filed by J. & W. Seligman and Co., Incorporated with the Securities and Exchange Commission on February 13, 1997.
(8) Does not include 500 shares of Class A Common Stock held by Mr. Baker's son, as to which shares Mr. Baker disclaims beneficial ownership.
(9) Does not include a total of 6,000 shares of Class A Common Stock held by Mr. Miller's wife and two children, as to which shares Mr. Miller disclaims beneficial ownership.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors currently consists of six members, but will expand to
seven members upon election of the nominees.   All directors are elected for
one-year terms by the Company's stockholders and hold office until their successors are elected and duly qualified. Executive officers of the Company are appointed annually by the Board of Directors and serve at the Board's discretion.

If any nominee for election as a director is unable to serve, which the Board of Directors does not anticipate, the persons named in the proxy may vote for another person in accordance with their judgment. All of the nominees, except for Mr. Harlin, have previously served as directors of the Company. The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them, based upon information received from them, are as follows:

                          NOMINEES FOR DIRECTORSHIPS

[PHOTO OF PATRICK E. QUINN APPEARS HERE]

PATRICK E. QUINN, 51, has served as Co-Chairman of the Board of the Company since 1994 and President and Treasurer of the Company since 1985. Mr. Quinn also serves as a director of Transcom Technologies, Inc. (telecommunications company). Director of the Company since 1985.

[PHOTO OF MAX L. FULLER APPEARS HERE]

MAX. L. FULLER, 44, has served as Co-Chairman of the Board of the Company since 1994 and Vice President and Secretary of the Company since 1985. Mr. Fuller also serves as a director of Transcom Technologies, Inc. (telecommunications company). Director of the Company since 1985.

[PHOTO OF WILLIAM K. FARRIS APPEARS HERE]

WILLIAM K. FARRIS, 44, has served as Executive Vice President of Operations of the Company and President of U.S. Xpress, Inc. since 1996. Previously, Mr. Farris was Vice President of Operations from 1993-1996 and Vice President of Operations for Southwest Motor Freight, Inc., a former Company subsidiary, from 1991 to 1993. Director of the Company since 1994.

[PHOTO OF E. WILLIAM LUSK, JR. APPEARS HERE]

E. WILLIAM LUSK, JR., 41, has served as Executive Vice President of Marketing since 1996. Previously, Mr. Lusk was Vice President of Marketing of the Company from 1991-1996 and Executive Vice President of U.S. Xpress, Inc., the Company's largest operating subsidiary, from 1987 to 1994. Director of the Company since 1994.

[PHOTO OF RAY M. HARLIN APPEARS HERE]

RAY M. HARLIN, 47, joined the Company as Chief Financial Officer on June 15, 1997. Prior to joining the Company, Mr. Harlin served for 25 years in auditing and managerial positions, and as a partner, with Arthur Andersen LLP.

[PHOTO OF A. ALEXANDER TAYLOR, II APPEARS HERE]

A. ALEXANDER TAYLOR, II, 44, has been a partner with the law firm of Miller & Martin since 1983. Mr. Taylor also is a director of Chattem, Inc. (consumer products company). Director of the Company since 1994.

[PHOTO OF JAMES B. BAKER APPEARS HERE]

JAMES B. BAKER, 51, has been a partner in River Associates, LLC since 1993. Previously, Mr. Baker was employed by CONSTAR Inter-national, Inc. as a Senior Vice President from 1988 to 1991 and as the President and Chief Operating Officer from 1991 to 1992. Mr. Baker also is a director of Wellman, Inc. (chemical company). Director of the Company since 1994.

DIRECTORS' MEETINGS

The Board of Directors held three meetings during the fiscal year ended March 31, 1997. Each director attended in person or by telephone all of the meetings of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee and a Compensation Committee. The functions of the Audit Committee are to meet with the independent public accountants of the Company, to review the audit plan for the Company, to review the annual audit of the Company with the accountants, together with any other reports or recommendations made by the accountants, to recommend whether the auditors should be continued as auditors of the Company and, if other auditors are to be selected, to recommend the auditors to be selected. The Audit Committee is also to review with the auditors for the Company the adequacy of the Company's internal controls and to perform such other duties as shall be delegated to the Committee by the Board of Directors. Messrs. Baker, Quinn and Taylor serve as the members of the Audit Committee, with Mr. Taylor serving as Chairman.

The functions of the Compensation Committee are to recommend to the Board of Directors policies and plans concerning the salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of the senior executives; recommending bonuses, stock options and other forms of additional compensation for them; establishing and reviewing policies regarding management perquisites and performing such other duties as shall be delegated to the Committee by the Board. Messrs. Baker, Fuller and Taylor serve as the members of the Compensation Committee, with Mr. Baker serving as Chairman.

The Audit Committee met two times and the Compensation Committee met one time during the fiscal year ended March 31, 1997.

DIRECTOR COMPENSATION

Directors who receive no other compensation from the Company receive a $5,000 annual retainer, $1,000 for each Board meeting attended, and $1,000 for each committee meeting that is not held in conjunction with a Board of Directors meeting. In accordance with the terms of the 1995 Non-Employee Directors Stock Award and Option Plan, each of the current non-employee directors has currently elected to receive shares of the Company's Class A Common Stock in lieu of cash compensation for their service on the Board. In addition, each non-employee director is granted options to purchase 1,200 shares of Class A Common Stock on the date he or she is elected. Options are assigned an exercise price equal to the fair market value of the Company's Class A Common Stock as of the grant date, and vest over a three-year period.

CERTAIN TRANSACTIONS

The information set forth herein briefly describes certain transactions between the Company and certain affiliated parties. The Company believes that the terms of these transactions, which were entered into prior to the establishment of the Audit Committee of the Company's Board of Directors, are comparable to the terms that could be obtained from unaffiliated parties. Future transactions, if any, with affiliated parties will be approved by the Audit Committee and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

Messrs. Quinn and Fuller together own 100% of Paragon Leasing, LLC ("Paragon"). Paragon purchases, sells and leases used tractors and trailers. In fiscal 1997, the Company paid Paragon $679,048 in rent for leased trailers.

Messrs. Quinn and Fuller, together with the Quinn Family Partnership and the Fuller Family Partnership, own approximately 41% of Transcommunications, Incorporated ("Transcom"). Transcom operates a debit card system that is marketed to, among others, truck drivers through which long distance phone calls and Internet e-mail access can be debited to the customer's account. The Company purchases $10 per month of telephone time per tractor for its drivers through Transcom, in lieu of reimbursing drivers for telephone expenses. Total payments by the Company to Transcom in fiscal 1997 were $142,919.

Six terminals used by the Company during fiscal 1997 are owned by Q&F Realty, LLC and California Q&F Realty, LLC, of which Messrs. Quinn and Fuller own 100% of the membership interests, and leased to the Company at, in management's opinion, fair market rent. In the aggregate, rental payments to the LLCs from the Company and its subsidiaries in fiscal 1997 were $1,639,000.

Substantially all of Messrs. Quinn and Fuller's business time is spent on the Company's business and affairs. In the case of each of the other companies in which Messrs. Quinn and Fuller own an interest, that company has other active, full-time management personnel who operate that company's business.

During the 1997 fiscal year, the Company incurred fees for legal services to the law firm of Miller & Martin, of which A. Alexander Taylor, II, a director of the Company, is a partner.

COMPLIANCE WITH REPORTING REQUIREMENTS

Under the federal securities laws, the Company's directors, officers and persons holding more than 10% of the Company's common stock are required to report, within specified monthly and annual due dates, their initial ownership of common stock and all subsequent acquisitions, dispositions or other transfers of beneficial interest therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this proxy statement whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner. In this regard, the Company is aware that Max L. Fuller, Co-Chairman, inadvertently did not timely file a Form 4 to disclose his acquisition of 10,000 shares of Class A Common Stock of the Company during the month of May, 1996. A Form 4 dated August 8, 1996 was filed to report these transactions.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth information concerning compensation paid or accrued to the Co-Chairmen of the Board and the four other most highly compensated executive officers of the Company for the past three fiscal years.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------
                                   ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                --------------------------  ----------------------------------
                                                                     AWARDS          PAYOUTS
                                                            ---------------------    -------
                                                            RESTRICTED
                                                               STOCK       LTIP                 ALL OTHER
 NAME AND                       FISCAL  SALARY     BONUS      AWARDS     OPTIONS/    PAYOUTS   COMPENSATION
 PRINCIPAL POSITION              YEAR     ($)     ($)/(1)/     ($)/(2)/   SARS($)      ($)         ($)/(3)/
--------------------------------------------------------------------------------------------------------------
 Patrick E. Quinn                 1997  500,000      2,500           --         --        --          2,463
 Co-Chairman, President           1996  500,000      2,500           --         --        --          1,124
 and Treasurer                    1995  534,952    208,077           --         --        --        473,163

 Max L. Fuller                    1997  500,000      2,500           --         --        --          2,058
 Co-Chairman, Vice President      1996  500,000      2,500           --         --        --          1,811
 and Secretary                    1995  534,952    208,077           --         --        --        449,480

 L.D. Miller, III                 1997  244,629     44,750           --     10,000        --         47,025
 Chairman, CSI/Crown, Inc.        1996  211,578     29,500           --         --        --         41,400
                                  1995  228,089      3,324           --         --        --         47,822

 William K. Farris                1997  135,962         --           --     10,000        --          8,400
 Executive Vice President -       1996  123,077         --           --         --        --          5,600
 Operations and President,        1995  107,981     30,523           --         --        --             --
 U.S. Xpress, Inc.

 E. William Lusk, Jr.             1997  135,962      3,090           --     10,000    41,712          8,400
 Executive Vice President -       1996  123,077      3,090           --         --        --          6,114
 Marketing                        1995  107,981     33,612           --         --        --          1,454

 Thor N. Edman, Jr.               1997  124,900      3,210           --     10,000        --          8,400
 President, CSI/Crown, Inc.       1996   72,116      2,049           --         --        --          4,200
                                  1995       --         --         ----         --        --             --
--------------------------------------------------------------------------------------------------------------

 (1) Amounts in 1997 represent a bonus to Mr. Miller of $40,000 and the Company's contribution pursuant to the Company's 401(k) Plan of $2,500, $2,500, $4,750, $3,090, and $3,210, for each of Messrs. Quinn, Fuller,
     Miller, Lusk and Edman, respectively. Amounts in 1996 represent a bonus to Mr. Miller of $25,000 and the Company's contribution pursuant to the Company's 401(k) Plan of $2,500, $2,500, $4,500, $3,090 and 2,049 for each of Messrs. Quinn, Fuller, Miller, Lusk and Edman, respectively. Amounts in 1995 represent the Company's contribution to a profit-sharing plan of $205,403, $205,403, $30,705, and $30,523 for each of Messrs. Quinn, Fuller,
     Farris and Lusk, respectively, and the Company's contribution pursuant to the Company's 401(k) Plan of $2,675, $2,675, $3,324, and $2,907 for each of
     Messrs. Quinn, Fuller, Miller and Lusk, respectively.

 (2) Messrs. Lusk and Farris were each issued 55,021 shares of restricted stock on November 30, 1993 at a price of $4.72 per share. The restrictions on such shares lapse on one-third of the shares at each of the third, fourth and fifth anniversary dates of issuance, except that the Board of Directors approved the removal of restrictions on the first group of restricted shares scheduled to vest in 1996 in order that such shares could be sold in the Company's initial public offering. The restricted shares are entitled to voting rights and to receive dividends, if any, as and when declared.

 (3) Amounts in 1997 represent compensation for auto expenses of $1,458, $1,594, $8,400, $8,400, $8,400 and $8,400 for each of Messrs. Quinn, Fuller, Miller, Farris, Lusk and Edman, respectively, and life insurance premiums of $1,005, $464 and $38,625 paid by the Company for Messrs. Quinn, Fuller and Miller, respectively. Amounts in 1996 represent compensation for auto expenses of $260, $1,463, $8,400, $5,600, $6,114, and $4,200 for each of
     Messrs. Quinn, Fuller, Miller, Farris, Lusk and Edman, respectively, and life insurance premiums of $864, $348 and $33,000 paid by the Company for Messrs. Quinn, Fuller and Miller, respectively. Amounts in 1995 include an annual payment of $406,875 for each of Messrs. Quinn and Fuller pursuant to a compensation arrangement in which the Company paid Messrs. Quinn and Fuller .5% of the total amount of the Company's indebtedness and certain future operating lease payments that were secured by their personal guarantees. Upon completion of the Company's initial public offering in October 1994, the annual salaries of Messrs. Quinn and Fuller were adjusted to $500,000 each. Also as a result of the offering, the Company was able to obtain the release of the personal guarantees of Messrs. Quinn and Fuller on the Company's indebtedness and future operating lease commitments. Accordingly, compensation related to such personal guarantees was eliminated in January 1995. Messrs. Quinn and Fuller continue to participate in the Company's profit-sharing plan. Amounts in 1995 also include compensation for auto expenses of $6,065, $6,366, $8,400, and $1,454 for each of Messrs. Quinn, Fuller, Miller and Lusk, respectively, and life insurance premiums of $60,223, $36,239 and $39,422 paid by the Company for each of Messrs. Quinn, Fuller and Miller, respectively.

OPTION EXERCISES AND HOLDINGS

 The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year and unexercised options held as of March 31, 1997:


                           AGGREGATED EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              VALUE OF UNEXERCISED OPTIONS
                                SHARES           VALUE     NUMBER OF UNEXERCISED OPTIONS               AT 3/31/97
                               ACQUIRED        REALIZED             AT 3/31/97                EXERCISABLE / UNEXERCISABLE
                             ON EXERCISE          ($)       EXERCISABLE / UNEXERCISABLE            ($)           ($)
-----------------------------------------------------------------------------------------------------------------------------
Patrick E. Quinn                  --               --              --          --
Max L. Fuller                     --               --              --          --
L. D. Miller, III                 --               --           3,333  /    6,667                 23,747  /    47,502
William K. Farris                 --               --          25,341  /   39,680                227,982  /   353,863
E. William Lusk, Jr.           5,000           40,150          20,341  /   39,680                181,582  /   353,863
Thor N. Edman, Jr.                --               --           3,333  /    6,667                 23,747  /    47,502
-----------------------------------------------------------------------------------------------------------------------------

 The following table shows information concerning the individual grants of stock options made during fiscal 1997 to each of the named executive officers of the Company and the potential realizable values of the grants assuming annually compounded stock price appreciation rates of 5% and 10% per annum over the option term. The 5% and 10% rates of appreciation are set by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any.

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                       ANNUAL RATES
                                                                                                      OF STOCK PRICE
                                                                                                       APPRECIATION
                                                        INDIVIDUAL GRANTS                            FOR OPTION TERM
                             -------------------------------------------------------------        ----------------------
                               NUMBER OF      PERCENT OF TOTAL
                              SECURITIES        OPTIONS/SARS
                              UNDERLYING         GRANTED TO     EXERCISE OR
                             OPTIONS/SARS       EMPLOYEES IN    BASE PRICE     EXPIRATION
 NAME                         GRANTED (#)       FISCAL YEAR      ($/SHARE)        DATE              5% ($)     10% ($)
---------------------------------------------------------------------------------------------------------------------------
 Patrick E. Quinn                  --                --             --                --               --          --
 Max L. Fuller                     --                --             --                --               --          --
 L.D. Miller, III               10,000              9.57          6.875         8/27/2006          111,987    $178,320
 William K. Farris              10,000              9.57          6.875         8/27/2006          111,987    $178,320
 E. Willliam Lusk, Jr.          10,000              9.57          6.875         8/27/2006          111,987    $178,320
 Thor N. Edman, Jr.             10,000              9.57          6.875         8/27/2006          111,987    $178,320
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

 SALARY CONTINUATION AGREEMENT

 Messrs. Quinn and Fuller have each entered into an agreement with the Company pursuant to which the Company is obligated, in the event of either of their deaths, to continue paying 50% of their current salary for a period of six months and, in the event of either of their disabilities, to continue paying their current salary in full for a period of 12 months and 50% of their current salary for an additional 12 months thereafter. The agreements also provide that Messrs. Quinn and Fuller will receive payments on account of personal guarantees of Company indebtedness at the current rate if either of them or their estates personally guarantee any Company indebtedness.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

 The Compensation Committee of the Board of Directors is responsible for establishing and recommending to the Board of Directors the Company's general compensation policies. The Compensation Committee also administers the Company's incentive stock plan and Xpre$$avings 401-k Plan. The Compensation Committee is composed of three members, two of whom are independent, non-employee directors.

 The Compensation Committee seeks to provide fixed and incentive compensation of the Company's executive officers that reflects each individual's performance and the Company's overall performance. Fixed compensation is designed to: (a) attract, motivate and retain executives committed to maximizing return to stockholders; and (b) be competitive with the compensation levels of executives holding comparable positions and having similar qualifications in comparable transportation companies and in companies of similar size. Incentive compensation is designed to: (a) provide rewards that are closely linked to the Company and individual performance; and (b) align the interests of the Company's employees with those of its stockholders. Incentive compensation is provided through the Company's employee profit-sharing plan, incentive stock plan and through existing stock options held by certain executive officers.

 During fiscal 1997, the fixed compensation levels of the Co-Chairmen were reviewed by the Committee and no increase was recommended. The Committee seeks to maintain strong incentives for the Co-Chairmen to maximize financial performance. As holders of nearly 70% of the Company's common stock, Messrs. Quinn and Fuller have substantial incentives to maximize value to stockholders. As an added incentive to maximize stockholder value during fiscal 1997, the Committee awarded stock options under the Company's long-term incentive stock plan to 16 other officers and managers of the Company.

 Submitted by the Compensation Committee of the Company's Board of Directors,

 James B. Baker, Chairman
 Max L. Fuller, Member
 A. Alexander Taylor, II, Member

 COMPANY PERFORMANCE

 The following graph shows a comparison of cumulative total returns to stockholders of the Company, assuming reinvestment of dividends, for the period commencing on October 5, 1994, the date of the Company's initial public offering, including the last trading day of each succeeding quarter, and ending on the last trading day of the 1997 fiscal year, with the return from: (i) the NASDAQ U.S. Index and (ii) an Index for NASDAQ stocks in the Trucking and Transportation Standard Industrial Classification.


                            Graph Artwork Goes Here]

 PROPOSAL 2:  APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

 The Board of Directors adopted the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") on April 1, 1997, subject to the approval of the Company's stockholders. The Board of Directors believes that broad-based ownership of equity interests in the Company by its employees provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company.

 A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. The Board of Directors recommends that stockholders vote FOR approval of the Stock Purchase Plan. Unless otherwise directed therein, the proxies solicited hereby will be voted for approval of the Stock Purchase Plan.

 The Stock Purchase Plan permits eligible employees of the Company and its subsidiaries to purchase shares of the Common Stock from the Company by electing to have the Company deduct a specific dollar amount per month from their compensation. The minimum employee payroll deduction is $20.00 per month and the maximum is 10% of the employee's compensation. Employees may also participate by making lump sum payments to the Company to purchase shares of Common Stock. Elections to participate in the Stock Purchase Plan are made for specified periods referred to as "Option Periods." The first Option Period will commence on July 1, 1997 and will end on December 31, 1997 if the Stock Purchase Plan is approved by the Company's stockholders; if the Stock Purchase Plan does not receive stockholder approval, all payroll deductions and lump sum contributions made under the Stock Purchase Plan will be returned to the employees. Each Option Period following stockholder approval will extend for a period of six months, commencing either July 1 or January 1 of each year. At the end of each Option Period, the Company will apply the amount deducted from each employee's compensation plus any additional lump sum contributions made by the employee to the purchase of shares of the Common Stock to be issued to the employee. The purchase price for such shares will be the lower of: (i) 85% of the closing market price on the first trading day of the Option Period or (ii) 85% of the closing market price on the last trading day of the Option Period. No employee may purchase more than 1,250 shares per Option Period or shares of Common Stock having a market value of more than $25,000 per calendar year (measured as of the first trading day of the Option Period in which the shares are purchased).

 An employee may elect to participate twice each year in the Stock Purchase Plan and must so elect prior to the beginning of an Option Period. An employee may also at any time elect to withdraw from the Stock Purchase Plan and have the employee's contribution returned to him or her, or to terminate his or her participation for the remainder of an Option Period. Executive officers who withdraw from the Plan or terminate their participation for any Option Period are not eligible to participate until the next Option Period commencing at least six months after such withdrawal or termination. If a participant's employment with the Company or any of its subsidiaries is terminated for any reason other than death, disability or retirement, the amount of the participant's contributions to the Plan for the then-current Option Period will be returned to the participant and the participant will no longer be entitled to participate in the Plan. If the participant dies, becomes disabled or retires, the participant or his or her legal representative may elect either to withdraw all contributions of such participant to the Plan for the then current Option period, or to have such contributions applied to the purchase of stock at the end of such Option Period.

 All employees of the Company and its subsidiaries (including executive officers of the Company) who have been employed by the Company or its subsidiaries for at least 20 hours per week for at least one year prior to the commencement of an Option Period are eligible to participate in the Stock Purchase Plan for such period. Directors of the Company who are not also employees of the Company and holders of five percent or more of the Common Stock of the Company are not permitted to participate in the Stock Purchase Plan. The Company and its subsidiaries have approximately 2,475 employees who are currently eligible to participate in the Stock Purchase Plan. All of the officers in the Summary Compensation Table, other than Messrs. Fuller and Quinn, are eligible to participate in the Stock Purchase Plan.

 Rights under the Stock Purchase Plan are not transferable by the participant except by will or the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant. Shares of Common Stock acquired under the Stock Purchase Plan may not be sold for a period of one year following the date of purchase.

 The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Code, participants generally would not recognize income for federal tax purposes in the amount of the initial discount when shares are purchased. If the recipient of shares under the Stock Purchase Plan disposes of the shares before the end of certain holding periods (essentially the later of one year after the last day of the Option Period or two years after the first day of the Option Period), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the market value of the Common Stock on the last day of the Option Period. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize ordinary income in the year of disposition equal to the lesser of (a) 15% of the market value of the Common Stock on the first day of the Option Period or (b) the excess of the fair market value of such shares on the date of disposition over the price paid by the recipient on the last day of the Option Period. The Company generally will not be entitled to a tax deduction for compensation expense on account of the original sales to participants, but may be entitled to a deduction if a participant disposes of stock received under the Stock Purchase Plan prior to the expiration of the holding periods.

 The Board of Directors may amend or terminate the Stock Purchase Plan except as provided below. Without the approval of the stockholders of the Company, the Stock Purchase Plan may not be amended to: (i) increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company), (ii) extend the duration of the Plan,
 (iii) materially increase the benefits accruing to executive officers, (iv) reduce the purchase price of the shares or (v) change the requirements for eligibility for participation in the Plan. No amendment of the Plan by the Board of Directors may adversely affect any rights previously granted under the Plan without the consent of the holder thereof. The Plan will terminate on the earlier of: (i) the date on which no shares of Common Stock remain reserved for issuance under the Plan, (ii) the termination of the Plan by the Board of Directors or (iii) July 1, 2002.

 The Company has reserved 300,000 shares of Common Stock for issuance under the Plan. The number of shares authorized for issuance under the Plan will be appropriately adjusted in the event of certain changes in the capital structure of the Company. The closing sales price per share of Common Stock on The NASDAQ National Market on June 6, 1997 was $19.25.

 PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS

 Upon the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to serve as the Company's auditors for the fiscal year ending March 31, 1998. Although stockholder ratification is not required by the Company's articles of incorporation or by-laws, or under applicable law, the Board of Directors requests stockholder ratification.

 A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if he desires, and to respond to appropriate questions.

 STOCKHOLDER PROPOSALS

 Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company not later than February 28, 1998, for inclusion in its Proxy Statement and form of proxy relating to that meeting. Any such proposals, as well as any questions relating thereto, should be directed to Max
 L. Fuller, Secretary, U.S. Xpress Enterprises, Inc., 2931 South Market Street, Chattanooga, Tennessee 37410.


 June 25, 1997

                               [U.S. Xpress Logo]
                            2931 South Market Street
                          Chattanooga, Tennessee 37410